200904801990

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
02/18/2009	200904801990	BUSINESS TRUST AMENDMENT (BTA)	50.00	.00	.00	.00	.00

Receipt

This is not a bill. Please do not remit payment.

THOMPSON HINE LLP
ATTN:CAROL R. RUSSELL
10 W. BROAD ST.,#700
COLUMBUS, OH 43215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jennifer Brunner

1346968

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

UNIFIED SERIES TRUST

and, that said business records show the filing and recording of:

Document(s):	Document No(s):
BUSINESS TRUST AMENDMENT	**200904801990**


THE SEAL OF THE SECRETARY OF STATE OF OHIO

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 13th day of February, A.D. 2009.

Ohio Secretary of State

Prescribed by:

Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

www.sos.state.oh.us
e-mail: busserv@sos.state.oh.us

Expedite this Form: (Select One)	
Mail Form to one of the Following:	
○ Yes	PO Box 1390 Columbus, OH 43216 *** Requires an additional fee of $100 ***
● No	PO Box 1329 Columbus, OH 43216

AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST

(pursuant to 1746.04(B), Ohio Revised Code)

(For Domestic or Foreign)

[117-BTA]

Filing Fee $50.00

Stephen A. Little ,
(name of trustee)

UNIFIED SERIES TRUST
(name of business trust)

1346968 a business trust having filed a Report of Operation of a Business Trust in the
(business trust registration number)

Office of the Secretary of State pursuant to section 1746.04(B), ORC, certifies that the following information is being filed to maintain the accuracy and completeness of such filing.

The following changes have occurred in the status of the above named business trust (check the appropriate changes below):

1. ☐ The business trust shall change its name to be:

____

2. ☐ The name(s) and/or address(es) of its trustees have changed, and the name(s) and address(es) of all of its trustees are now:

NAME	COMPLETE ADDRESS

3. ☐ The address of the principal office of the business trust has changed and is now.

____
(street address) *NOTE: P.O. Box Addresses are NOT acceptable.*

(city, township, or village) (county) (state) (zip code)

2002 FEB 13 PM 2:12

4. ☐ If a foreign business trust, address of principal office within State of Ohio has changed and is now:

(street address) NOTE: P.O. Box Addresses are NOT acceptable.

(city, township, or village) (county) Ohio (state) (zip code)

5. ☐ The name and address within Ohio of a designated agent upon whom process against the business trust may be served has changed and is now:

(name of agent)

(street address) NOTE: P.O. Box Addresses are NOT acceptable.

(city, township, or village) (county) Ohio (state) (zip code)

DATE: 2/09/2009

UNIFIED SERIES TRUST
(name of business trust)

By: [signature]
(Trustee)

Name: Stephen A. Little

6. ☒ Attached as an exhibit hereto is an executed copy of an (amendment to) (amended) trust instrument or a true and correct copy of it, amended pursuant to section 1746.07, ORC.

(Please check one of the boxes below)

Certification of Copy of ☒ (Amendment to) ☐ (Amended) Business Trust Instrument by a Trustee:

(NOTE: This section need not be completed if the copy of the business trust instrument attached hereto is certified, by a public official in another state in whose office an executed copy is on file.)

STATE OF: INDIANA

COUNTY OF: MARION

I, Stephen A. Little being duly sworn, declare under oath, that I am Trustee of Unified Series Trust, a business trust. I certify that attached hereto as an exhibit to this report is an executed copy of the (amendment to) (amended) trust instrument or a true and correct copy of it.

Sworn to before me and subscribed in my presence on 2/9/09
(date)

By: [signature]
(NOTARY PUBLIC)

Name: Heather Barnes-Bonds

Expiration date: 07/22/2009

OFFICIAL SEAL
HEATHER A. BARNES-BONDS
NOTARY PUBLIC – INDIANA
MARION COUNTY
My Comm. Expires July 22, 2009

UNIFIED SERIES TRUST

Amendment No. 11 to Agreement and Declaration of Trust

The undersigned Senior Vice President of Unified Series Trust (the "Trust") hereby certifies that the following resolution was adopted by the Board of Trustees of the Trust at a meeting held on February 9, 2009:

Resolved that pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Unified Series Trust (the "Trust") we hereby amend in its entirety the first paragraph of Section 4.2 to read as follows:

> Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees hereby establish and designate the following Series of Shares of the Trust and designate such Series the "3 to 1 Diversified Equity Fund," the "3 to 1 Strategic Income Fund," the "Appleseed Fund," the "Archer Balanced Fund," the "Auer Growth Fund," the "Becker Value Equity Fund," the "Bell Worldwide Trends Fund," the "Chinook Emerging Growth Fund," the "Crawford Dividend Growth Fund," the "Dean International Fund," the "Dean Large Cap Value Fund," the "Dean Small Cap Value Fund," the "FCI Bond Fund," the "FCI Equity Fund," the "GJMB Growth Fund," the "IMS Capital Value Fund," the "IMS Strategic Allocation Value Fund," the "IMS Strategic Income Fund," the "Iron Strategic Income Fund," the "Jones Villalta Opportunity Fund," the "Leeb Focus Fund," the "Marathon Value Portfolio," the "Marco Targeted Return Fund," the "Mirzam Capital Appreciation Fund," the "NS Small Cap Growth Fund," the "Roosevelt Multi-Cap Fund," the "Sound Mind Investing Fund," the "Sound Mind Investing Managed Volatility Fund," the "Symons Capital Appreciation Institutional Fund," the "Symons Value Institutional Fund," the "Symons Small Cap Institutional Fund," and the "Toreador Large Cap Fund" (collectively the "Series"). As to the "Chinook Emerging Growth Fund" Series of Shares, the Trustees hereby establish and designate one Class of Shares, the "Institutional Class." As to the "Crawford Dividend Growth Fund" Series of Shares, the Trustees hereby establish and designate two Classes of Shares, "Class I" and "Class C." As to the "Iron Strategic Income Fund", the Trustees hereby establish and designate two Classes of Shares, the "Investor Class" and the "Institutional Class." The Shares of these Series and any Shares of any further Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Class at the time of establishing and designating the same) have the following relative rights and preferences:

Further Resolved, that the above paragraph shall supersede and take the place of the existing first paragraph for Section 4.2 of the Agreement and Declaration of Trust.

This document shall have the status of an Amendment to said Agreement and Declaration of Trust.

Date: 2-9, 2009

John C. Swhear, Senior Vice President